UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2022

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

(212) 257-4600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RC	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
6.50% Series E Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2022, Thomas Buttacavoli tendered his resignation as Chief Investment Officer and Portfolio Manager of Ready Capital Corporation (the “Company”). The Company and Mr. Buttacavoli agreed that Mr. Buttacavoli’s resignation would be effective November 16, 2022.

On November 16, 2022, the board of directors (the “Board”) of the Company appointed Thomas E. Capasse to serve as the Chief Investment Officer of the Company. Mr. Capasse also currently serves as the Company’s Chief Executive Officer and as Chairman of the Board, and is a manager and co-founder of Waterfall Asset Management, LLC, the external manager of the Company.

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

Date: November 18, 2022	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer